EXHIBIT 99.24

INTERAMERICAN GAMING PROVIDES CORPORATE UPDATE

TORONTO, ONTARIO — April 9, 2013 — InterAmerican Gaming Inc. ("IAG" or the “Company") (OTC PINK: IAGM) is pleased to provide a corporate development update. The Company’s operating subsidiary, SoFit Mobile Inc. (“SoFit”) has developed a new social gaming platform for the health and fitness industry.

IAG is pleased to announce that it has filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission disclosing the acquisition of SoFit Mobile Inc. completed on October 3, 2011. This is a major milestone for IAG as the Company intends to remediate and file all of its delinquent periodic and current filings with the SEC as soon as reasonably possible. The Company is now focused on completing its audit for fiscal year ended 2012.

Mr. Marc Askenasi, President  & CEO of IAG, stated:

“This is yet another exciting milestone for IAG and it’s shareholders. We intend to continue this positive momentum as we move closer to our goal of becoming a fully reporting issuer.”

About IAG and SoFit

IAG develops socially disruptive technologies. IAG builds industry-defining businesses through a combination of organic growth and acquisitions.

SoFit is a social gaming company that has developed software to empower individuals to track, train and compete through its SoFit platform. Registered users can earn virtual rewards, such as trophies and medals, as well as real-life rewards, such as location-based coupons and special offers.

IAG’s first product, SoFit, is a new social gaming mobile application that lets you get fit, stay fit and earn rewards that matter. The SoFit app is available for download for Apple and Android mobile devices from http://www.sofitmobile.com/

For more information and to stay engaged with SoFit 'follow' us on Twitter @sofitmobile and 'like' us on Facebook @facebook.com/sofitmobile.

Forward-looking Statements

Note: This press release contains “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. InterAmerican Gaming Inc. cannot provide assurances that the matters described in this press release will be successfully completed or that the company will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential for war or other hostilities in other parts of the world; the availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management’s ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; the company’s ability to retain key management and employees; intense competition and the company’s ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in InterAmerican Gaming Inc. SEC filings. InterAmerican Gaming Inc. undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with InterAmerican Gaming Inc.’s business, please refer to the risks and uncertainties detailed from time to time in InterAmerican Gaming Inc.’s SEC filings.

This release does not constitute an offer for sale of securities.

Tyler Troup, Managing Director
Circadian Group, Investor Relations

Toll Free:   +1 (866) 865-2780
Toronto:    +1 (647) 930-1037
New York:  +1 (646) 257-2444

Email: Tyler@Circadian-Group.com
Web: www.Circadian-Group.com
DD portal: http://www.circadian-group.com/iagm.html